UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
November 12, 2010
___________
FelCor Lodging Trust Incorporated
(Exact Name of Registrant as Specified in Charter)

Maryland (State or other jurisdiction of incorporation)	001-14236 (Commission File Number)	75-2541756 (I.R.S. Employer Identification Number)
545 E. John Carpenter Frwy. Suite 1300 Dallas, TX (Address of principal executive offices)		75062 (Zip code)
(972) 444-4900 (Registrant's telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
(a)    On November 12, 2010, the board of directors of FelCor Lodging Trust Incorporated (the “Company”), approved an amendment and restatement of the Company's bylaws, among other things, to address recent developments in corporate governance, to conform to recent changes in Maryland law, and to make certain other technical corrections and amendments. Among the changes effected by the amendments are the following: (i) the time period for stockholders to submit proposals for business to be brought before the annual meeting and for nomination of directors was changed from 90-120 days, to 120-150 days; (ii) certain additional types of information are now required to be provided by stockholders in connection with such proposals; (iii) the threshold required for stockholders to call a special meeting has been increased from holders of 25% of the shares entitled to be voted to a majority of such shares; (iv) confirmed that stockholders calling a special meeting must pay the costs associated with providing notice thereof; (v) stockholders calling a special meeting must now provide the information that would have been required had the stockholders proposed such business at an annual meeting and a requirement that such stockholders update and supplement such information; (vi) stockholders' meetings may now be postponed to a date not more than 120 days after the original record date; (vii) an age-based disqualification for directors that was previously included only in the Company's corporate governance guidelines; (viii) stockholders nominating directors must now update or supplement the information provided originally in the stockholder proposal; (ix) all nominees for the board of directors must now complete a questionnaire and a written representation regarding voting commitments, undisclosed compensation and compliance with Company policies; and (x) the board of directors may now delegate the power to declare dividends to a committee, subject to parameters established by the board of directors. The foregoing summary does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Company's bylaws that is being filed as Exhibit 3.1 hereto and is incorporated herein by reference.
Item 5.07. Submission of Matters to a Vote of Security Holders.
On November 15, 2010, the Company held a special meeting (the “Special Meeting”) of holders of its $1.95 Series A Cumulative Convertible Preferred Stock and its 8% Series C Cumulative Redeemable Preferred Stock (collectively, the “Preferred Stock”). At the Special Meeting, the holders of the Preferred Stock considered the election of two director nominees named in the Definitive Proxy Statement filed by affiliates of P. Schoenfeld Asset Management LP and the Definitive Information Statement filed by the Company. The two director nominees were elected at the Special Meeting based upon the following voting results:

	FOR	AGAINST	ABSTAIN
Christopher J. Hartung	13,519,639	51,507	204,766
C. Brian Strickland	13,519,396	53,207	203,309

Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit Number	Exhibit
3.1*	Amended and Restated Bylaws of FelCor Lodging Trust Incorporated

* Filed herewith.
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 18, 2010	FelCor Lodging Trust Incorporated

	By:	/s/Jonathan H. Yellen
Jonathan H. Yellen
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit
3.1*	Amended and Restated Bylaws of FelCor Lodging Trust Incorporated

* Filed herewith.